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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

          This sets forth the terms of the EMPLOYMENT AGREEMENT made and entered into effective as of August 7,200O by and between THE SAVINGS BANK OF UTICA, a New York State chartered mutual savings bank with offices located in Utica, New York ("Employer"), and JOHN A. ZAWADZKI, an individual currently residing at 36 Stoneleigh Trail, Victor, New York ("Employee").

                                   WITNESSETH

          IN CONSIDERATION of the mutual premises, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the following employment terms.

     1.   Employment.
          ----------

          (a)   Term. Employer shall employ Employee, and Employee shall serve
                ----
as President and Chief Executive Officer of Employer, in accordance with the terms and conditions of this Agreement, for a term commencing on August 7,200O and ending on August 6,2003, subject to earlier termination as provided in this Agreement. Following the initial three-year term, the Agreement shall continue in force from year to year subject to termination on notice as provided in this Agreement.

          (b)   Duties. On the terms and subject to the conditions set forth in
                ------
this Agreement, the Employer employs Employee to serve as the President and Chief Executive Officer of Employer. Employee shall perform the regular duties commensurate with his position, subject to the control and supervision of Employer's Board of Trustees, as from time to time may be reasonably assigned to Employee by Employer based upon his position. Employee shall devote Employee's best efforts to the affairs of Employer, serve faithfully and to the best of Employee's ability and devote all of Employee's working time and attention, knowledge, experience, energy and skill to the business of Employer, except that Employee may affiliate with professional associations, business and civic organizations, provided that Employee's involvement in such activities does not adversely affect the performance of his duties on behalf of Employer. Employee shall also serve on Employer's Board of Trustees, and as an officer of Employer's affiliates, if requested to do so by the Board of Trustees of Employer.

     2.   Compensation and Benefits.
          -------------------------

          (a)   Base Salary. Employee shall initially be paid a base salary at
                -----------
an annualized rate of $270,000, payable in accordance with Employer's regular payroll practices for its executive employees. On an annual basis, consistent with Employer's regular review procedures, Employee's base salary shall be reviewed and may be increased in the discretion of Employer's Board of Trustees.

          (b)  Bonuses. If Employee remains employed through the payment date,
               -------
Employee shall be entitled to a bonus of $75,000 for his service in calendar year 2000, which bonus shall be paid in 2001 on or before January 31, 2001. Employer's Board of Trustees shall adopt a short term and long term incentive compensation plan, bonus, or similar plan for the Employee. Upon termination of Employee's employment at any time after December 31, 2000, other than a termination for cause pursuant to subparagraph 4(e), Employee shall be entitled to a pro rata portion (based on the number of days of active employment in the applicable year) of the annual cash incentives or bonuses that are payable with respect to the year during which the termination occurs.

          (c)  Benefit Plans. Employee shall be eligible to participate in any
               -------------
Employer maintained employee pension benefit plans (as that term is defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit plans or programs maintained by Employer for the benefit of its executive employees. Employee's participation in any such benefit plans and programs shall be based on, and subject to satisfaction of, the eligibility requirements and other conditions of such plans and programs.

          (d)  Expenses. Upon submission to Employer of vouchers or other
               --------
required documentation, Employee shall be reimbursed for Employee's actual out-of-pocket travel and other expenses reasonably incurred and paid by Employee in connection with Employee's duties under this Agreement.

          (e)  Other Benefits. During the period of employment, Employee shall
               --------------
also be entitled to receive the following benefits:

               (i) Paid vacation of at least 4 weeks during each calendar year (prorated for partial years) (with no carry over of unused vacation to a subsequent year) and any holidays that may be provided to all employees of Employer in accordance with Employer's holiday policy;

               (ii)  Reasonable sick leave;

               (iii) Reimbursement of membership fees incurred by Employee at the Fort Schuyler Club and at the Yahnundasis Country Club; and

               (iv) The use of an Employer-owned automobile, the selection and replacement of which shall be subject to the approval of the Board of Trustees of Employer.

          (f)  Supplemental Long Term Disability. Employee currently has a
               ---------------------------------
portable long-term supplemental disability policy in the face value amount of $25,000. Employer agrees to pay the premiums for continuation of that policy.

2

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          (g) Relocation Expenses. Employer shall reimburse Employee for
              -------------------
Employee's reasonable expenses incurred in relocating his primary residence from Victor, New York to the Utica, New York area and purchasing a home, provided Employee establishes his primary residence in the Utica, New York area on or before November 1, 2000. For the year of the relocation (i.e., 2000), Employer
                                                         ----
shall reimburse Employee up to $750 for tax planning/preparation.

          (h) Deferred Compensation Plan. Employee may also, at his option,
              --------------------------
participate in a deferred compensation plan adopted by the Employer.

          (i) Stock Option Settlement. As partial consideration for Employee's
              -----------------------
agreement to accept employment with Employer, Employer shall pay to Employee a total of $180,000 of additional compensation, representing income Employee likely will forego due to the forfeiture of stock options previously granted to Employee by his prior employer. Payment of the $180,000 of additional compensation will be made in three equal installments of $60,000 (without interest) on or about January 15th of 2001, 2002 and 2003. Notwithstanding any other term or provision of this Agreement, payments of the additional compensation described in this subparagraph (i) shall be made even if Employee's employment pursuant to this Agreement ends prior to the stated payment dates.

          (j) Future Stock Options. In the event that the Bank undergoes
              --------------------
conversion from a mutual savings bank to corporate or other form, the parties agree to discuss a stock option compensation plan for the Employee.

     3.   Supplemental Retirement Benefit. Employer agrees to provide Employee
          -------------------------------
with supplemental retirement benefits pursuant to an individually-designed, nonqualified supplemental retirement arrangement, the terms of which shall be set forth in a separate written agreement between Employer and Employee. Employer and Employee agree to negotiate the terms of such separate agreement in good faith so that the agreement can be signed by the parties no later than April 1, 200l.

     4.   Termination. Prior to a "Change of Control" (as defined in
          -----------
subparagraph 5(c)), Employee's employment by Employer shall be subject to termination as follows:

          (a) Expiration of the Term. Employee's employment with Employer shall
              ----------------------
not terminate, except as provided in the subparagraphs below.

          (b) Voluntary Termination. Employee may terminate this Agreement
              ---------------------
upon not less than 60 days prior written notice delivered to Employer, in which event Employee shall be entitled only to the compensation and benefits Employee has earned or accrued through the date of termination, plus any payments due under paragraph 2(i) above.

          (c) Termination Upon Death. This Agreement shall terminate upon
              ----------------------
Employee's death. In the event this Agreement is terminated as a result of Employee's death, Employer shall continue payments of Employee's Base Salary for a period of 30 days following Employee's death to the beneficiary designated by Employee on the "Beneficiary Designation

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

Form" attached to this Agreement as Appendix A, and continue any payments due under paragraph 2(i) above.

          (d) Termination Upon Disability. Employer may terminate this Agreement
              ---------------------------
upon Employee's disability. For purposes of this Agreement, Employee's inability to perform Employee's duties hereunder by reason of physical or mental illness or injury for a period of 26 consecutive weeks that follows Employee's use of all available sick leave (the "Disability Period") shall constitute disability. The determination of disability shall be made by a physician selected by Employer. During the Disability Period, Employee shall be entitled to 100% of Employee's Base Salary otherwise payable during that period, reduced by any other Employer-provided benefits to which Employee may be entitled with respect to the Disability Period on account of such disability (including, but not limited to, benefits provided under any disability insurance policy or program, worker's compensation law, or any other benefit program or arrangement).

          (e) Termination for Cause. Employer may terminate Employee's
              ---------------------
employment for "cause" by written notice to Employee. For purposes of this Agreement, a termination shall be for "cause" if the termination results from any of the following events:

              (i)   Material breach of this Agreement;

              (ii) Gross Misconduct as an executive or Trustee of Employer, or any subsidiary or affiliate of Employer for which Employee is performing services hereunder which consists of misappropriating any funds or property of any such company, or attempting to obtain any personal profit (x) from any transaction to which such company is a party or (y) from any transaction with any third party in which Employee has an interest which is adverse to the interest of any such company, unless, in either case, Employee shall have first obtained the written consent of the Board of Trustees of Employer;

              (iii) Unreasonable neglect or refusal to perform the duties assigned to Employee under or pursuant to this Agreement;

              (iv)  Conviction of a crime involving moral turpitude; or

              (v) Adjudication as a bankrupt, which adjudication has not been contested in good faith, unless bankruptcy is caused directly by Employer's unexcused failure to perform its obligations under this Agreement.

Notwithstanding any other term or provision of this Agreement to the contrary, if Employee's employment is terminated for cause, Employee shall forfeit all rights to payments and benefits otherwise provided pursuant to this Agreement; provided, however, that Base Salary shall be paid through the date of termination, plus six months severance and payments described in subparagraph 2(i) shall be made as stated in subparagraph 2(i).

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          (f) Termination Without Cause. Employer may terminate Employee's
              -------------------------
employment for reasons other than "cause" (as defined in subparagraph 4(e)) upon not less than 60 days prior written notice delivered to Employee, in which event Employer shall pay to Employee, within 30 days of the date of termination, a lump sum payment equivalent to the unpaid compensation and benefits that would have been paid to or earned by Employee pursuant to this Agreement, if Employee had remained employed under the terms of this Agreement for a period of 12 months following the date of termination. In addition, any unpaid portion of the compensation described in subparagraph 2(i) shall be paid to Employee in a lump sum within 30 days of the date of the termination.

          (g) Change of Control. If Employee's employment by Employer shall
              -----------------
cease for any reason other than "cause" (as defined in subparagraph 4(e)) within 24 months following a "Change of Control" (as defined in subparagraph 5(c)) that occurs during the term of this Agreement, the provisions of paragraph 5 shall apply.

          (h) Resignation as Trustee. Upon Employee's termination of employment
              ----------------------
for any reason, Employee agrees to resign as a member of Employer's Board of Trustees, if Employee is a Trustee at the time of termination, and to resign from any and all other offices and positions related to Employee's employment with Employer and held by Employee at the time of termination.

     5.   Termination Following a Change of Control.
          -----------------------------------------

          (a) In the event of a "Termination" (as defined in subparagraph 5(d) below) of Employee's employment within 24 months after a Change of Control (as defined in subparagraph 5(c) below), the Employer shall, within 60 days of termination, pay to Employee 2.99 times the average annual compensation paid to Employee by Employer and included in Employee's gross income for income tax purposes during the five full taxable years, or shorter period of employment, that immediately precede the year during which the Change of Control occurs. The parties also agree to discuss a stock option plan, where the form of the Change of Control makes it appropriate to do so.

          (b) If any portion of the amounts paid to, or value received by, Employee following a Change of Control (whether paid or received pursuant to this paragraph 5 or otherwise) would constitute an "excess parachute payment" within the meaning of Internal Revenue Code Sections 280G and 4999, then payments to Employee shall be limited to the extent necessary to ensure that no amount paid to Employee will constitute an "excess parachute payment" within the meaning of Internal Revenue Code Sections 280G and 4999.

          (c) For purposes of subparagraph 5(a), a "Change of Control" shall be deemed to have occurred if:

              (i) as a result of, or in connection with, any exchange offer, merger or other business combination (a "Transaction"), the persons who were Trustees of Employer before the Transaction shall cease to constitute a majority of the Board of Trustees of Employer or any successor to Employer;

               (ii) Employer is merged or consolidated with another entity and as a result of the merger or consolidation less than 70% of the outstanding voting rights of the surviving or resulting entity shall then be held in the aggregate by the former depositors of Employer, other than
     (A) affiliates of Employer, or (B) any party to the merger or consolidation; or

               (iii) Employer transfers substantially all of its assets to another entity which is not controlled by Employer.

          (d)  For purposes of subparagraph 5(a), "Termination" shall mean

               (i) termination by the Employer (or successor entity) of the employment of Employee for any reason other than death, Disability (as defined in subparagraph 4(d)) or termination for "cause" (as defined in subparagraph 4(e)), or

               (ii)   resignation by the Employee for the following reasons:
     (A) a significant change in the nature or scope of the Employee's authority from that prior to a Change of Control, (B) a reduction in the Employee's total compensation (including all earned bonuses and benefits) from that prior to that Change in Control, or (C) a change in the general location where the Employee is required to perform services from that prior to a Change of Control.

     6.   Covenants.
          ---------

          (a)  Confidentiality. Employee shall not, without the prior written
               ---------------
consent of Employer, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of his employment by Employer, any confidential business or technical information or trade secret acquired in the course of Employee's employment by Employer. Employee acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that Employer shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages. Employee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Employer or Employer's affiliates, or any of its or their dealings, transactions or affairs which may come to Employee's knowledge in the pursuance of his duties or employment.

          (b)  No Competition. Employee's employment is subject to the
               --------------
condition that during the term of his employment hereunder and for a period of 24 months following the date his employment ceases for any reason except for a termination by Employer without cause pursuant to subparagraph 4(f) (the "Date of Termination"), Employee shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business (a "Competitive Operation") which competes in the banking industry or with any other business conducted by Employer or by any group, affiliate, division or subsidiary of Employer, in any area or market where such business is being conducted at the Date of Termination. Employee shall keep Employer fully advised as to any activity, interest, or investment Employee may have in any way related to the banking industry. It is understood and agreed that, for the purposes of the foregoing provisions of this paragraph, (i) no business shall be deemed to be a business conducted by Employer or any group, division, affiliate or subsidiary of Employer unless 5% or more of Employer's consolidated gross sales or operating revenues is derived from, or 5% or more of Employer's consolidated assets are devoted to, such business; (ii) no business conducted by any entity by which Employee is employed or in which he is interested or with which he is connected or associated shall be deemed competitive with any business conducted by Employer or any group, division or subsidiary of Employer unless it is one from which 2% or more of its consolidated gross sales or operating revenues is derived, or to which 2% or more of its consolidated assets are devoted; and
(iii) no business which is conducted by Employer at the Date of Termination and which subsequently is sold by Employer shall, after such sale, be deemed to be a Competitive Operation within the meaning of this paragraph. Ownership of not more than 1% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

          (c) Certain Affiliates of Employer. It is understood that Employee may
              ------------------------------
have access to technical knowledge, trade secrets and customer lists of affiliates of Employer or companies which Employer may acquire in the future and may serve as a member of the board of directors or as an officer or employee of an affiliate of Employer. Employee covenants that he shall not, during the term of his employment by Employer or for a period of 24 months thereafter, in any way, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise aid or assist anyone else in any business or operation which competes with or engages in the business of such an affiliate.

          (d) Termination of Payments. Upon the breach by Employee of any
              -----------------------
covenant under this paragraph 6, Employer may terminate, offset and/or recover from Employee immediately any and all benefits paid to Employee pursuant to this Agreement, in addition to any and all other remedies available to Employer under the law or in equity.

          (e) Modification. Although the parties consider the restrictions
              ------------
contained in this paragraph 6 reasonable as to protected business, duration, and geographic area, in the event that any court of competent jurisdiction deems them to be unreasonable, then such restrictions shall apply to the broadest business, longest period, and largest geographic territory as may be considered reasonable by such court, and this paragraph 6, as so amended, shall be enforced.

          (f) Other Agreements. Employee represents and warrants that neither
              ----------------
Employee's employment with Employer nor Employee's performance of his obligations hereunder will conflict with or violate Employee's obligations under the terms of any agreement with a previous employer or other party including agreements to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

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

     7.   Withholding. Employer shall deduct and withhold from compensation and
          -----------
benefits provided under this Agreement all necessary income and employment taxes and any other similar sums required by law to be withheld.

     8.   Rules, Regulations and Policies. Employee shall use his best efforts
          -------------------------------
to abide by and comply with all of the rules, regulations, and policies of Employer, including without limitation Employer's policy of strict adherence to, and compliance with, any and all requirements of the banking, securities, and antitrust laws and regulations.

     9.   Return of Employer's Property. After Employee has received notice of
          -----------------------------
termination or at the end of his period of employment with Employer, whichever first occurs, Employee shall immediately return to Employer all documents and other property in his possession belonging to Employer.

     10.  Construction and Severability. The invalidity of any one or more
          -----------------------------
provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, shall not affect the validity of any other provisions to this Agreement; and in the event that one or more provisions contained herein shall be invalid, as determined by a court of competent jurisdiction, this Agreement shall be construed as if such invalid provisions had not been inserted.

     11.  Governing Law. This Agreement was executed and delivered in New York
          -------------
and shall be construed and governed in accordance with the laws of the State of New York.

     12.  Assignability and Successors. This Agreement may not be assigned by
          ----------------------------
Employee or Employer, except that this Agreement shall be binding upon and shall inure to the benefit of the successor of Employer through merger or corporate reorganization.

     13.  Counterparts. This Agreement may be executed in counterparts (each of
          ------------
which need not be executed by each of the parties), which together shall constitute one and the same instrument.

     14.  Jurisdiction and Venue. The jurisdiction of any proceeding between the
          ----------------------
parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in New York State, and venue shall be in Oneida County. Each party shall be subject to the personal jurisdiction of the courts of New York State.

     15.  Miscellaneous.
          -------------

          (a) This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements.

          (b) This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties hereto.

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

          (c) The services to be performed by Employee are special and unique; it is agreed that any breach of this Agreement by Employee shall entitle Employer (or any successor or assigns of Employer), in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach.


          The foregoing is established by the following signatures of the parties.



                                        THE SAVINGS BANK OF UTICA

                                        By: /s/ William Schrauth
                                           ------------------------------
                                        Its: Chairman
                                            -----------------------------
                                        Dated: Dec. 19, 2000
                                              ---------------------------



                                            /s/ John A. Zawadzki
                                        ---------------------------------
                                                John A. Zawadzki

                                        Dated: 12-19-00
                                              ---------------------------

9

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                                   APPENDIX A



                          BENEFICIARY DESIGNATION FORM
                          ----------------------------



        Pursuant to the Employment Agreement between The Savings Bank of Utica and John A. Zawadzki, dated as of August 8, 2000 ("Agreement"), I, John A. Zawadzki, hereby designate Saskia a Zawadzki, my wife, as the beneficiary of amounts payable upon my death in accordance with subparagraph 4(c) of the Agreement. My beneficiary's current address is 10 Water Beech Place, New Hartford, NY.




Dated: 12-19, 2000                                       /s/ John A. Zawadzki
                                                        ------------------------
                                                             John A. Zawadzki

/s/ William Schrauth
------------------------------
       Witness